Exhibit 99.2

CONSENT TO BE NAMED

I hereby confirm my consent to be named as a director of Dynatrace Holdings LLC, which will become Dynatrace, Inc., (the “Company”), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission, including any and all amendments and post-effective amendments thereto and any amendments filed under Rule 462(b) (collectively, the “Registration Statement”). This consent may be filed as an exhibit to the Registration Statement.

DATED: July 5, 2019	/s/ Stephen Lifshatz
Stephen Lifshatz